UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2025

Deep Fission, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56407	87-4265302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2831 Garber Street Berkeley, California (Address of principal executive offices)	94705 (Zip Code)

Registrant’s telephone number, including area code: (707) 400-0778

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2025, the Board of Directors (the “Board”) of Deep Fission, Inc. (the “Company”) increased the size of the Board to five members and appointed Blake E. Janover and Thomas S. Glanville to the Board, effective immediately.

Mr. Janover was appointed as a Class I director, with a term expiring at the Company’s 2026 annual meeting of stockholders, and Mr. Glanville was appointed as a Class II director, with a term expiring at the Company’s 2027 annual meeting of stockholders.

The Board has determined that each of Mr. Janover and Mr. Glanville qualifies as an independent director under the applicable Nasdaq listing standards and the rules and regulations of the Securities and Exchange Commission.

In connection with his appointment, Mr. Janover was appointed as a member of the Audit Committee and the Nominating and Governance Committee of the Board. In connection with his appointment, Mr. Glanville was appointed as Chair of the Audit Committee and as a member of the Compensation Committee of the Board. In addition, Leslie Goldman-Tepper, an existing director, was appointed as a member of the Audit Committee.

There are no arrangements or understandings between either Mr. Janover or Mr. Glanville and any other persons pursuant to which either was appointed as a director. There are no related-party transactions involving Mr. Janover or Mr. Glanville that would require disclosure under Item 404(a) of Regulation S-K.

Messrs. Janover and Glanville will receive compensation for their service as non-employee directors in accordance with the Company’s Non-Employee Director Compensation Policy, which was previously disclosed as an exhibit to a Current Report on Form 8-K filed with the Securities and Exchange Commission on November 12, 2025.

Item 8.01 Other Events.

On December 19, 2025, the Board of Directors (the “Board”) of Deep Fission, Inc. (the “Company”) adopted an Insider Trading Policy applicable to the Company’s directors, officers, employees, consultants, and other covered persons. The Insider Trading Policy is designed to promote compliance with applicable securities laws, including Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder, and establishes restrictions on trading in the Company’s securities, including prohibitions on insider trading and tipping, trading during blackout periods, and requirements relating to pre-clearance and Rule 10b5-1 trading plans.

The foregoing description of the Insider Trading Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Insider Trading Policy, which is filed as Exhibit 19.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
19.1	Insider Trading Policy (as adopted December 19, 2025)
104	Cover Page Interactive Data File (Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEEP FISSION, INC.

Date: December 22, 2025	/s/ Jon Gordon
Jon Gordon
General Counsel & Secretary